Exhibit 10.14
2021 QUALTRICS INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN
The purpose of the 2021 Qualtrics International Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Qualtrics International Inc. (the “Company”) and each Designated Company (as defined in Section 11) with opportunities to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). 12,000,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose, plus on January 1, 2022 and each January 1 thereafter through (and including) January 1, 2031, the number of shares of Common Stock reserved and available for issuance under the Plan shall be cumulatively increased by the least of: (i) two percent of the number of shares reserved for issuance by the Company under this Plan, (ii) one percent of the number of shares of Common Stock and Class B common stock of the Company issued and outstanding on the immediately preceding December 31 and (iii) such lesser number of shares of Common Stock determined by the Administrator (as defined in Section 1).
The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, options shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for eligible employees. Except as otherwise provided herein, the Non-423 Component shall operate and be administered in the same manner as the 423 Component.
Unless otherwise defined herein, capitalized terms in this Plan shall have the meaning ascribed to them in Section 11.
1.Administration. The Plan shall be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has full authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret and construe the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the United States; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.Offerings. The Company shall make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”) consisting of one or more Purchase

Periods. Unless otherwise determined by the Administrator, the initial Offering shall begin on the Registration Date and shall end on January 31, 2023 (the “Initial Offering”) and the next two Offerings shall commence on the first trading day on or following each of August 1, 2021 and February 1, 2022 and shall end on January 31, 2023. Thereafter, unless otherwise determined by the Administrator, subsequent Offerings shall begin on the first trading day on or after each February 1 and August 1 and shall end on the last trading day on or before July 31 and January 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration. Unless the Administrator otherwise determines, each Offering shall be divided into equal six-month Purchase Periods, except that the first Purchase Period in the Initial Offering shall commence on the Registration Date and shall end on the last trading day on or before July 31, 2021.
3.Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan, provided that, unless otherwise determined by the Administrator, as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Company for more than 20 hours a week and for more than five months in any calendar year, provided, however, that employees who are employed for 20 hours or less a week or for five months or less in any calendar year may be eligible to participate in the Plan if required by applicable law or regulations. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
4.Participation.
(a)Participants on Effective Date. Each eligible employee at the time of the Initial Public Offering shall be deemed to be a Participant at such time. If an eligible employee is deemed to be a Participant pursuant to this Section 4(a), such individual shall be deemed not to have authorized payroll deductions and shall not purchase any Common Stock hereunder unless he or she thereafter authorizes payroll deductions by submitting an enrollment form (in the manner described in Section 4(c)) within 60 days of the commencement of the Initial Offering. If such a Participant does not authorize payroll deductions by submitting an enrollment form within 60 days of the commencement of the Initial Offering, that Participant shall be deemed to have withdrawn from the Plan.

(b)Participants in Subsequent Offerings. An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form (in the manner described in Section 4(c)) at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(c)Enrollment. The enrollment form (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) shall (a) state a whole percentage to be deducted from an eligible employee’s Compensation per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures shall be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases shall continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.
(d)Notwithstanding the foregoing, participation in the Plan shall neither be permitted nor denied contrary to the requirements of the Code.
5.Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one (1) percent up to a maximum of 20 percent of such employee’s Compensation for each pay period. The Company shall maintain book accounts showing the amount of payroll deductions made by each Participant for each Purchase Period. No interest shall accrue or be paid on payroll deductions, except as may be required by applicable law. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions” in this Section 5 (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 5.
6.Deduction Changes. Except in the event of a Participant increasing his or her payroll deduction from zero (0) percent during the first Offering as specified in Section 4(a) or as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
7.Withdrawal. A Participant may withdraw from participation in the Plan by submitting to the Company a revised enrollment form indicating his or her election to withdraw (in accordance with such procedures as may be established by the Administrator). The Participant’s withdrawal shall be effective as of the next business day. Following a Participant’s withdrawal, the Company shall promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4. Unless the Administrator, in its sole discretion, chooses otherwise prior to an Offering Date, and to the extent permitted by applicable law, in the event that the Fair Market Value of the Common Stock is lower on an Exercise Date of an Offering (other than the last Exercise Date thereof) than it was on the Offering Date for that Offering, all employees participating in such Offering on the Exercise Date shall be deemed to have withdrawn from the Offering immediately after the exercise of their option on such Exercise Date and to have enrolled as Participants in a new Offering which begins on or about the day following such Exercise Date.
8.Grant of Options. On each Offering Date, the Company shall grant to each Participant in the Plan an option (“Option”) to purchase, on the last day of a Purchase Period (the “Exercise Date”) and at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein); (b) a number of shares determined by dividing $15,000 by the Fair Market Value of the Common Stock on the Offering Date; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) shall be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.
Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
9.Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date shall purchase at the Option Price, subject to any other limitations contained in the Plan;

provided that, with respect to the Initial Offering, the exercise of each Option shall be conditioned on the closing of the Company’s Initial Public Offering on or before the Exercise Date. Unless otherwise determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering solely by reason of the inability to purchase a fractional share shall be carried forward to the next Purchase Period and, if such Exercise Date is the final Exercise Date of an Offering, shall be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering shall be refunded to the Participant promptly.
10.Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.
11.Definitions.
The term “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with, the Company.
The term “Compensation” means the amount of base pay, prior to salary reduction (such as pursuant to Sections 125, 132(f) or 401(k) of the Code), but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to Company stock options or other share-based awards, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.
The term “Designated Company” means any present or future Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders, and may further designate such companies or Participants as participating in the 423 Component or the Non-423 Component. The Administrator may also determine which Affiliates or eligible employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and determine which Designated Company or Companies shall participate in separate Offerings (to the extent that the Company makes separate Offerings). For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. Notwithstanding the foregoing, if the date for which the Fair Market Value of the Common Stock is determined is the Registration Date, the Fair Market Value of the Common Stock shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.
The term “Initial Public Offering” means the first underwritten, firm commitment public offering pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following an Exercise Date within an Offering and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.
The term “Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its Initial Public Offering is declared effective by the U.S. Securities and Exchange Commission (the “SEC”).
The term “Sale Event” means: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s aggregate outstanding voting power and outstanding stock (Class A and Class B common stock) immediately prior to such transaction do not own a majority of the aggregate outstanding voting power and outstanding stock (Class A and Class B common stock) or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; (iii) the sale of all of the Common Stock to an unrelated person, entity or group thereof acting in concert; or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. Notwithstanding anything in the foregoing to the contrary, no Sale Event shall be deemed to have occurred for purposes of this Plan by virtue of either SAP America’s distribution of the Company’s shares to SAP or SAP’s distribution of the Company’s shares to its securityholders, in each case in a transaction intended to qualify as a distribution under Section 355 of the Code.
The term “SAP” means SAP SE, a European Company (Societas Europaea), established under the laws of Germany and the European Union.
The term “SAP America” means SAP America, Inc., a Delaware corporation and wholly-owned Subsidiary of SAP.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
12.Rights on Termination or Transfer of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction shall be taken from any pay due and owing to the Participant and the balance in the Participant’s account shall be paid to such Participant or, in the case of such Participant’s death, to the legal representative of his or her estate as if such Participant had withdrawn from the Plan under Section 7. An employee shall be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be a Subsidiary or Affiliate, or if the employee is transferred to any corporation other than the Company or a Designated Company. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Companies or a Designated Company and the Company shall not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option shall be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option shall remain non-qualified under the Non-423 Component. Further, an employee shall not be deemed to have terminated employment for purposes of this Section 12, if the employee is on an approved leave of absence where the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
13.Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contribution by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423(b) of the Code, the employees subject to such special rules or sub-plans shall participate in the Non-423 Component.
14.Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall result in such Participant becoming a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by shall or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
16.Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.
17.Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.
18.Sale Event. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Sale Event, by applying the payroll deductions of each Participant for the Purchase Period in which such Sale Event occurs to the purchase of whole shares of Common Stock at the Option Price, with the Exercise Date being the date immediately prior to the effective date of such Sale Event. Any such purchase shall be subject to any other limitations contained in the Plan. The Company shall use its best efforts to provide at least ten days’ prior written notice of the occurrence of any Sale Event, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Sale Event. Notwithstanding the foregoing provisions of this Section 18 to the contrary, the Administrator may in its discretion determine that any outstanding purchase rights shall be terminated prior to the effective date of a Sale Event, in which case all payroll deductions for the Purchase Period in which such purchase rights are terminated shall be promptly refunded.
19.Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
20.Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
21.Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten-year anniversary of the Registration Date.

22.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock.
23.Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
24.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
25.Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may, but shall not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Subsidiary or Affiliate may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied.
26.Code Section 409A. The 423 Component of the Plan is exempt from the application of Section 409A of the Code and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code as options granted thereunder are intended to constitute “short term deferrals” and any ambiguities herein shall be interpreted such that those options shall so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.
27.Notification Upon Sale of Shares Under 423 Component. Each Participant agrees, by entering the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.
28.Effective Date and Sole Stockholder Approval. The Plan shall take effect on the date immediately preceding the Registration Date following approval by the Company’s sole stockholder.

2021 QUALTRICS INTERNATIONAL INC. ESPP UK SUB-PLAN
(the “ESPP UK Sub Plan”)
to the
2021 QUALTRICS INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN
(the “2021 ESPP”)
Adopted by the Board as of December 15, 2020 pursuant to and in accordance with Section 13 of the 2021 ESPP. The ESPP UK Sub Plan is hereby made part of the 2021 ESPP, and is not a separate distinct plan on its own.
Introduction
The purpose of the UK ESPP Sub Plan is to provide for alterations and amendments to the 2021 ESPP in respect of its operation in the United Kingdom, so as to facilitate the participation of United Kingdom employees in the 2021 ESPP.
Words and expressions defined in the 2021 ESPP shall have the same meaning when used in the ESPP UK Sub Plan (unless otherwise stated herein) and all references to the 2021 ESPP shall be to the 2021 ESPP as amended by the ESPP UK Sub Plan. The provisions of the 2021 ESPP shall apply to the provisions of the ESPP UK Sub Plan except where expressly varied herein. References to Sections in the ESPP UK Sub Plan are references to Sections of the 2021 ESPP. In the event of any discrepancy between the provisions of the 2021 ESPP and the provisions of the ESPP UK Sub Plan, the provisions of the ESPP UK Sub Plan shall take precedence.
Operative Provisions
Options may be granted under the ESPP UK Sub Plan in accordance with such provisions as would be applicable if the provisions of the 2021 ESPP were here set out in full, subject to the following modifications:
Section 3 of the 2021 ESPP shall be amended to include the words underlined below:
All individuals classified as bona fide employees on the payroll records of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan, provided that, unless otherwise determined by the Administrator, as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Company for more than 20 hours a week and for more than five months in any calendar year, provided, however, that bona fide employees who are employed for 20 hours or less a week or for five months or less in any calendar year may be eligible to participate in the Plan if required by applicable law or regulations. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as bona fide employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as bona fide employees of the

Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
The definition of “Affiliate” set forth in Section 11 shall be amended to include the words underlined below:
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with, the Company (provided always that any such entity is a member of the same group as the Company for the purposes of Articles 60 of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005).
The definition of “Subsidiary” set forth in Section 11 shall be amended to include the words underlined below:
“Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code; provided that such corporation or other entity is a member of the same group as the Company for the purposes of Articles 60 of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005.
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